Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP &CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Preliminary Results: 4th Quarter Net Income Up 41%; Twelve Months Net Income Up 24%
     January 26, 2007, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (Nasdaq National Market—OKSB), (“Southwest”), today reported preliminary net income for the fourth quarter of 2006 of $6.5 million, a 41% increase from the $4.6 million reported for the fourth quarter of 2005. Diluted earnings per share were $0.44 compared to $0.31 per share for the 2005 period, an increase of 42%. Net income for the twelve months of 2006 was $26.0 million, a 24% increase from the $21.0 million reported for the twelve months of 2005. Diluted earnings per share were $1.79 compared to $1.55 per share for the 2005 period, an increase of 15%. The results described in this release are preliminary due to the ongoing investigation of cash shortages relating to ATMs owned by a subsidiary of Stillwater National. See “Contingency” below. Southwest expects to issue final results prior to filing the Annual Report on Form 10-K.
     Rick Green, President and Chief Executive Officer, stated, “Our 2006 performance is a result of our long-range strategies for growth and market expansion. Portfolio loan growth from our Texas and Kansas operations drove our net income increase. The total $250 million (19%) growth in portfolio loans more than offset the decreases in student lending, and helped produce higher net interest margins and income for the quarter and twelve months. At December 31, 2006 our Texas and Kansas operations accounted for $690 million, (43%) of total portfolio loans.”
Highlights (Preliminary)

•	Fourth quarter net income:	$6.5 million, a 41% increase from fourth quarter 2005

•	Annual net income:	$26.0 million, a 24% increase from the twelve months of 2005

•	Portfolio loans:	$1.6 billion, a 19% increase from year-end 2005

•	Return on average equity:	13.06% for the fourth quarter 2006

13.99% for the year 2006

•	GAAP-based efficiency ratio:	55.28% for the fourth quarter 2006

51.67% for the year 2006
(Please see Financial Tables 1 through 7 for additional financial information.)
Preliminary Results of Operations
     The $1.9 million, or 41% increase in quarterly net income was the result of a $2.3 million (11%) increase in net interest income, and a $1.8 million (41%) decrease in provision for loan losses and an $814,000 (18%) decrease in income taxes, offset in part by a $573,000 (12%) decrease in noninterest income and a $2.5 million (19%) increase in noninterest expense. The $2.3 million increase in net interest income for the quarter was primarily the result of increased loan yields and a $91.8 million increase in average loan volume offset in part by higher rates on interest bearing deposits. Although the provision for loan losses decreased, the allowance for loan losses increased to 1.52% of total loans at quarter end, up from 1.37% at December 31, 2005. The decrease in other income was mainly the

NASDAQ: OKSB
Southwest Bancorp Preliminary Results: 4th Quarter Net Income Up 41%; Twelve Months Net Income Up 24%
result of substantially lower gains on the sale of student and other loans. The quarterly efficiency ratio was a favorable 55% level.
     The $5.0 million, or 24% increase in net income for the twelve months was the result of a $7.7 million (9%) increase in net interest income and a $4.2 million (27%) decrease in the provision for loan losses, offset in part by a slight decrease in noninterest income, a $4.8 million (9%) increase in noninterest expense and a $1.6 million (11%) increase in income taxes.
Financial Condition
     At December 31, 2006, total assets were $2.2 billion, a $71.0 million, or 3% increase from year-end 2005. Shareholders’ equity at December 31, 2006 totaled $197.5 million, a $27.1 million, or 16%, increase from December 31, 2005. Core deposits grew by $68.1 million, or 6%, for the year. Consistent with our earlier disclosures, student lending balances have decreased from year-end 2005 and are expected to continue to decrease.
     Portfolio loans increased by $250.3 million, or 19% during the twelve months of 2006. Portfolio loans exclude loans held for sale. Southwest’s growth in portfolio loans more than offset the expected reduction in loans held for sale, almost all of which are student loans.
     Southwest’s Texas and Kansas offices were responsible for $171.2 million (68%) of the annual growth in total portfolio loans. At December 31, 2006, Southwest’s seven Texas and two Kansas offices accounted for $689.9 million in loans, or 43% of total portfolio loans, up from 38% at year-end 2005. Southwest expects to open additional offices in Texas and Kansas in the months ahead.
     At December 31, 2006, the allowance for loan losses was $27.3 million, an increase of $3.5 million, or 15%, from the allowance for loan losses at year-end 2005. This change is due to increased allowances on impaired loans and growth in performing commercial and commercial real estate loans, offset in part by reductions in the allowance related to potential problem loans. At December 31, 2006, the allowance for loan losses was 1.52% of total loans, compared to 1.37% at year-end 2005. The unallocated allowance at December 31, 2006 was $2.4 million, or 9% of the total allowance. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. Changes in the amount of the allowance resulted from the application of that methodology, which is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.
     At December 31, 2006, the reserve for unfunded loan commitments was $1.9 million, an increase of $38,000, or 2%, from year-end 2005 due to an increase in commitments, partially offset by a substantial decrease in the reserve on commitments related to potential problem loans.
     Other real estate at December 31, 2006, was $1.9 million, a reduction of $5.3 million, or 74% decrease from year-end 2005. Total nonperforming assets at December 31, 2006, were $31.2 million, an increase of $515,000, or 2% from year-end 2005.
     Nonaccrual loans totaled $26.7 million at December 31, 2006, compared to $22.1 million at December 31, 2005. Total nonperforming loans of $29.4 million increased $5.8 million, or 24% from year-end 2005, and represented 1.64% of total loans, compared to 1.36% of total loans at year-end 2005. The increase in nonperforming loans is due primarily to two relationships. At December 31, 2006, $1.6 million, or 6%, of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.
     Performing loans considered potential problem loans, loans which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $50.6 million at December 31, 2006, compared to $62.2 million at December 31, 2005, a 19% decrease. This decrease was primarily the result of one credit for which full payment was received this quarter.
Contingency
     Cash Source Inc. (“CSI”), a subsidiary of Stillwater National Bank and Trust Company (“Stillwater National”), owns ATMs in third party locations, such as convenience stores. Stillwater National provides the cash for those ATMs. The assets and operations of CSI are not material to Stillwater National or Southwest. In December 2006, an armored transportation company failed to deliver to Stillwater National approximately $1.3 million in cash then

NASDAQ: OKSB
Southwest Bancorp Preliminary Results: 4th Quarter Net Income Up 41%; Twelve Months Net Income Up 24%
due to it from certain CSI ATMs. Since that time, CSI has discovered other cash shortages or discrepancies arising from the same company. Stillwater National is in the process of removing all cash from the other CSI ATMs for which that company provided cash transportation. The total amount of Stillwater National cash that is reported as still in the custody of that armored transportation company does not exceed $2.6 million. This amount is recorded as a receivable and included in other assets on the accompanying Unaudited Consolidated Statements of Financial Condition.
     Stillwater National and CSI have filed legal action for the recovery of their funds, have notified law enforcement and bank regulatory authorities and their insurers, and are in the process of determining the amount and nature of insurance coverage, which may depend upon the reasons for the nonpayment. Southwest cannot yet reasonably estimate the amount of any ultimate loss, if any, that may result from this matter. Therefore, no accrual for potential loss has been reflected in the financial statements included in this release.
     Southwest will promptly report material developments relating to the amount of any loss as required by securities laws and rules of the NASDAQ Stock Market.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Kansas City and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. This vision includes long-term goals for increasing earnings and banking assets from operations in Oklahoma, Texas, and Kansas that specialize in serving medical, professional, business, and commercial real estate customers and from more traditional banking operations, including community banking and student lending. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     Southwest was organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At December 31, 2006, Southwest had total assets of $2.2 billion, deposits of $1.8 billion, and shareholders’ equity of $197.5 million. Southwest became a public company in late 1993 with assets of approximately $434.0 million. Southwest’s growth to date has been accomplished without significant banking acquisitions.
     Southwest’s banking philosophy is to provide a high level of customer service, a wide range of financial services, and products responsive to customer needs with a focus on serving healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. This philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customer needs for speed, efficiency, and information, and which complement more traditional banking products. Southwest seeks to build close relationships with businesses, professionals and their principals, and to service their evolving banking needs throughout their business development and professional lives.
     Southwest has developed a highly automated lockbox, imaging, and information service for commercial customers called “SNB Digital Lockbox” and deposit products that automatically sweep excess funds from commercial demand deposit accounts and invest them in interest bearing funds. Other specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently.
     Southwest’s two management consulting subsidiaries complement its banking services and help differentiate Southwest from competitors. Healthcare Strategic Support, Inc. provides management consulting services for physicians, hospitals, and healthcare groups. Business Consulting Group, Inc. provides marketing, strategic, logistics, and operations consulting for both small and large commercial enterprises.
     Southwest’s common stock is traded on the NASDAQ National Market under the symbol OKSB.

NASDAQ: OKSB
Southwest Bancorp Preliminary Results: 4th Quarter Net Income Up 41%; Twelve Months Net Income Up 24%
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

NASDAQ: OKSB
Southwest Bancorp Preliminary Results: 4th Quarter Net Income Up 41%; Twelve Months Net Income Up 24%
Financial Tables

Financial Highlights	Table 1

Consolidated Statements of Financial Condition	Table 2

Consolidated Statements of Operations	Table 3

Average Balances, Yields, and Rates-Quarterly	Table 4

Average Balances, Yields, and Rates-Year-to-date	Table 5

Summary Financial Data by Quarter-2006 and 2005	Table 6

Supplemental Analytical Data by Quarter-2006 and 2005	Table 7

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Fourth Quarter			Third Quarter
			%
QUARTERLY HIGHLIGHTS	2006	2005	Change	2006	Change
Operations
Net interest income	$24,039	$21,729	11%	$23,696	1%
Provision for loan losses	2,567	4,348	(41)	3,006	(15)
Other income	4,344	4,917	(12)	3,959	10
Other expense	15,691	13,220	19	13,910	13
Income before taxes	10,125	9,078	12	10,739	(6)
Taxes on income	3,672	4,486	(18)	4,100	(10)
Net income	6,453	4,592	41	6,639	(3)
Diluted earnings per share	0.44	0.31	42	0.46	(4)
Balance Sheet
Total assets	2,170,628	2,099,639	3	2,157,738	1
Loans held for sale	188,464	383,447	(51)	257,689	(27)
Portfolio loans	1,602,726	1,352,433	19	1,541,738	4
Total deposits	1,765,611	1,657,820	7	1,740,564	1
Total shareholders’ equity	197,510	170,444	16	191,231	3
Book value per share	13.87	12.16	14	13.44	3
Key Ratios
Net interest margin	4.47%	4.22%		4.47%
Efficiency ratio (GAAP-based)	55.28	49.61		50.30
Allowance to total loans	1.52	1.37		1.56
Nonperforming loans to total loans	1.64	1.36		1.72
Shareholders’ equity to total assets	9.10	8.12		8.86
Return on average assets	1.15	0.85		1.20
Return on average equity	13.06	10.64		13.94

	Twelve Months
			%
YEAR-TO-DATE HIGHLIGHTS	2006	2005	Change
Operations
Net interest income	$92,838	$85,106	9%
Provision for loan losses	11,565	15,785	(27)
Other income	16,776	17,406	(4)
Other expense	56,643	51,873	9
Income before taxes	41,406	34,854	19
Taxes on income	15,409	13,840	11
Net income	25,997	21,014	24
Diluted earnings per share	1.79	1.55	15
Balance Sheet
Total assets	2,170,628	2,099,639	3
Loans held for sale	188,464	383,447	(51)
Portfolio loans	1,602,726	1,352,433	19
Total deposits	1,765,611	1,657,820	7
Total shareholders’ equity	197,510	170,444	16
Book value per share	13.87	12.16	14
Key Ratios
Net interest margin	4.41%	4.29%
Efficiency ratio (GAAP-based)	51.67	50.60
Allowance to total loans	1.52	1.37
Nonperforming loans to total loans	1.64	1.36
Shareholders’ equity to total assets	9.10	8.12
Return on average assets	1.18	1.01
Return on average equity	13.99	13.78

Balance sheet amounts are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	December 31,	December 31,
	2006	2005
Assets
Cash and due from banks	$46,618	$50,277
Federal funds sold	11,000	—

Cash and cash equivalents	57,618	50,277
Investment securities:
Held to maturity. Fair value: $1,621, $1,530	1,630	1,538
Available for sale. Amortized cost: $258,742, $262,180	255,904	256,751
Federal Reserve and FHLB Stock, at cost	12,315	9,804
Loans held for sale	188,464	383,447

Loans receivable	1,602,726	1,352,433
Less: Allowance for loan losses	(27,293)	(23,812)

Net loans receivable	1,575,433	1,328,621
Accrued interest receivable	24,269	14,382
Premises and equipment, net	21,818	20,584
Other real estate owned	1,873	7,130
Goodwill	1,213	194
Other intangible assets, net	3,069	1,407
Other assets	27,022	25,504

Total assets	$2,170,628	$2,099,639

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$254,415	$224,555
Interest-bearing demand	55,396	49,235
Money market accounts	371,912	402,709
Savings accounts	11,273	8,765
Time deposits of $100,000 or more	648,664	608,989
Other time deposits	423,951	363,567

Total deposits	1,765,611	1,657,820
Accrued interest payable	13,260	8,953
Income tax payable	1,136	288
Other liabilities	8,624	11,233
Other borrowings	138,094	204,508
Subordinated debentures	46,393	46,393

Total liabilities	1,973,118	1,929,195

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658
Paid in capital	45,901	45,672
Retained earnings	146,197	124,882
Accumulated other comprehensive loss	(1,738)	(3,325)
Treasury stock, at cost, 417,535 636,125 shares	(7,508)	(11,443)

Total shareholders’ equity	197,510	170,444

Total liabilities and shareholders’ equity	$2,170,628	$2,099,639

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2006	2005	2006	2005
Interest income
Loans	$42,034	$34,554	$158,873	$128,011
Investment securities	2,661	2,598	10,722	9,211
Other interest-earning assets	28	53	165	122

Total interest income	44,723	37,205	169,760	137,344

Interest expense
Interest-bearing deposits	17,117	12,327	63,102	40,782
Other borrowings	2,578	2,317	10,023	7,343
Subordinated debentures	989	832	3,797	4,113

Total interest expense	20,684	15,476	76,922	52,238

Net interest income	24,039	21,729	92,838	85,106

Provision for loan losses	2,567	4,348	11,565	15,785

Other income
Service charges and fees	2,837	2,788	11,492	10,945
Gain on sales of loans	877	1,813	3,438	4,915
Gain (loss) on investment securities	525	—	251	—
Other noninterest income	105	316	1,595	1,546

Total other income	4,344	4,917	16,776	17,406

Other expense
Salaries and employee benefits	8,392	6,561	30,897	25,285
Occupancy	2,673	2,522	10,190	9,910
FDIC and other insurance	132	126	511	486
Other real estate, net	30	201	286	971
General and administrative	4,464	3,810	14,759	15,221

Total other expenses	15,691	13,220	56,643	51,873

Income before taxes	10,125	9,078	41,406	34,854
Taxes on income	3,672	4,486	15,409	13,840

Net income	$6,453	$4,592	$25,997	$21,014

Basic earnings per common share	$0.45	$0.33	$1.84	$1.60
Diluted earnings per common share	0.44	0.31	1.79	1.55
Cash dividends declared per share	0.0825	0.0750	0.3300	0.3000

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended December 31,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,861,357	$42,034	8.96%	$1,769,527	$34,554	7.75%
Investment securities	269,819	2,661	3.91	267,468	2,598	3.85
Other interest-earning assets	2,089	28	5.32	5,492	53	3.83

Total interest-earning assets	2,133,265	44,723	8.32	2,042,487	37,205	7.23

Other assets	84,126			93,588

Total assets	$2,217,391			$2,136,075

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$55,633	$62	0.44%	$49,069	$45	0.36%
Money market accounts	363,370	3,979	4.34	416,049	3,526	3.36
Savings accounts	10,855	20	0.73	8,945	5	0.22
Time deposits	1,069,062	13,056	4.85	975,012	8,751	3.56

Total interest-bearing deposits	1,498,920	17,117	4.53	1,449,075	12,327	3.37
Other borrowings	208,299	2,578	4.91	231,631	2,317	3.97
Subordinated debentures	46,393	989	8.53	46,393	832	7.02

Total interest-bearing liabilities	1,753,612	20,684	4.68	1,727,099	15,476	3.56

Noninterest-bearing demand deposits	245,254			219,218
Other liabilities	22,519			18,509
Shareholders’ equity	196,006			171,249

Total liabilities and shareholders’ equity	$2,217,391			$2,136,075

Net interest income and spread		$24,039	3.64%		$21,729	3.67%

Net interest margin (1)			4.47%			4.22%

Average interest-earning assets to average interest-bearing liabilities	121.65%			118.26%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the twelve months ended December 31,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,830,996	$158,873	8.68%	$1,734,501	$128,011	7.38%
Investment securities	270,352	10,722	3.97	245,086	9,211	3.76
Other interest-earning assets	3,342	165	4.94	3,750	122	3.25

Total interest-earning assets	2,104,690	169,760	8.07	1,983,337	137,344	6.92

Other assets	90,405			92,444

Total assets	$2,195,095			$2,075,781

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$56,984	$282	0.49%	$58,243	$267	0.46%
Money market accounts	384,470	16,020	4.17	392,554	10,727	2.73
Savings accounts	9,734	50	0.51	8,631	21	0.24
Time deposits	1,046,945	46,750	4.47	973,585	29,767	3.06

Total interest-bearing deposits	1,498,133	63,102	4.21	1,433,013	40,782	2.85
Other borrowings	214,677	10,023	4.67	209,103	7,343	3.51
Subordinated debentures	46,393	3,797	8.18	58,686	4,113	7.01

Total interest-bearing liabilities	1,759,203	76,922	4.37	1,700,802	52,238	3.07

Noninterest-bearing demand deposits	229,680			205,498
Other liabilities	20,395			17,027
Shareholders’ equity	185,817			152,454

Total liabilities and shareholders’ equity	$2,195,095			$2,075,781

Net interest income and spread		$92,838	3.70%		$85,106	3.85%

Net interest margin (1)			4.41%			4.29%

Average interest-earning assets to average interest-bearing liabilities	119.64%			116.61%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED SUMMARY FINANCIAL DATA
(Dollars in thousands except per share)

	As of and for the three months ending
	2006				2005
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$42,034	$41,074	$39,047	$36,718	$34,554	$32,429	$31,105	$29,923
Investment securities	2,661	2,686	2,705	2,670	2,598	2,488	2,122	2,003
Other interest-earning assets	28	57	60	20	53	31	18	20

Total interest income	44,723	43,817	41,812	39,408	37,205	34,948	33,245	31,946
Interest expense:
Interest bearing demand deposits	62	79	78	63	45	57	89	76
Money market accounts	3,979	4,066	4,227	3,748	3,526	2,914	2,383	1,904
Savings accounts	20	19	6	5	5	6	5	5
Time deposits of $100,000 or more	8,121	8,106	7,478	6,182	5,673	5,235	4,937	4,132
Other time deposits	4,935	4,578	3,943	3,407	3,078	2,638	2,250	1,824

Total interest-bearing deposits	17,117	16,848	15,732	13,405	12,327	10,850	9,664	7,941
Other borrowings	2,578	2,281	2,275	2,889	2,317	1,904	1,454	1,668
Subordinated debentures	989	992	944	872	832	801	1,235	1,245

Total interest expense	20,684	20,121	18,951	17,166	15,476	13,555	12,353	10,854

Net interest income	24,039	23,696	22,861	22,242	21,729	21,393	20,892	21,092
Provision for loan losses	2,567	3,006	3,316	2,676	4,348	4,142	2,986	4,309
Other income:
Service charges and fees	2,837	2,872	3,009	2,774	2,788	2,894	2,768	2,495
Gain on sales of loans	877	616	1,040	905	1,813	1,333	916	853
Gain (loss) on investment securities	525	60	(71)	(263)	—	—	—	—
Other noninterest income	105	411	527	552	316	364	494	372

Total other income	4,344	3,959	4,505	3,968	4,917	4,591	4,178	3,720
Other expense:
Salaries and employee benefits	8,392	7,477	7,788	7,240	6,561	6,173	6,339	6,212
Occupancy	2,673	2,520	2,430	2,567	2,522	2,704	2,338	2,346
FDIC and other insurance	132	128	124	127	126	124	119	117
Other real estate, net	30	122	26	108	201	230	376	164
General and administrative	4,464	3,663	3,484	3,148	3,810	3,494	4,612	3,305

Total other expenses	15,691	13,910	13,852	13,190	13,220	12,725	13,784	12,144

Income before taxes	10,125	10,739	10,198	10,344	9,078	9,117	8,300	8,359
Taxes on income	3,672	4,100	3,572	4,065	4,486	3,310	3,071	2,973

Net income	$6,453	$6,639	$6,626	$6,279	$4,592	$5,807	$5,229	$5,386

PER SHARE DATA
Basic earnings per common share	$0.45	$0.47	$0.46	$0.45	$0.33	$0.41	$0.42	$0.44
Diluted earnings per common share	0.44	0.46	0.45	0.44	0.31	0.41	0.40	0.43
Cash dividends declared per share	0.0825	0.0825	0.0825	0.0825	0.0750	0.0750	0.0750	0.0750
Book value per share	13.87	13.44	12.89	12.52	12.16	11.92	11.68	10.64
Tangible book value per share	13.78	13.37	12.88	12.51	12.14	11.91	11.67	10.62
Weighted average shares outstanding:
Basic earnings per common share	14,230,015	14,206,947	14,151,442	14,075,998	14,001,209	13,944,877	12,533,323	12,154,300
Diluted	14,562,343	14,533,573	14,470,954	14,406,911	14,387,171	14,359,808	12,893,800	12,579,941
OTHER FINANCIAL DATA
Investment securities	$269,849	$269,818	$269,736	$271,858	$268,093	$268,212	$258,749	$215,494
Loans held for sale	188,464	257,689	318,477	383,164	383,447	381,597	391,074	400,179
Portfolio loans	1,602,726	1,541,738	1,457,705	1,391,817	1,352,433	1,319,222	1,306,206	1,273,599
Total loans	1,791,190	1,799,427	1,776,182	1,774,981	1,735,880	1,700,819	1,697,280	1,673,778
Total assets	2,170,628	2,157,738	2,188,102	2,145,839	2,099,639	2,107,254	2,039,646	1,994,569
Total deposits	1,765,611	1,740,564	1,764,774	1,699,212	1,657,820	1,684,905	1,666,478	1,628,934
Other borrowings	138,094	157,740	170,904	203,616	204,508	190,571	145,932	147,908
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393	46,393	72,180
Total shareholders’ equity	197,510	191,231	182,700	176,945	170,444	166,467	162,888	129,734
Mortgage servicing portfolio	135,904	131,688	134,414	132,825	133,470	133,035	130,699	126,202

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED SUMMARY FINANCIAL DATA	Continued
(Dollars in thousands except per share)

	As of and for the three months ending
	2006				2005
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31

PERFORMANCE RATIOS
Return on average assets	1.15%	1.20%	1.21%	1.17%	0.85%	1.10%	1.02%	1.08%
Return on average equity	13.06	13.94	14.59	14.48	10.64	13.81	14.92	16.73
Net interest margin	4.47	4.47	4.36	4.34	4.22	4.24	4.28	4.42
Dividends declared to net income	18.20	17.68	17.63	18.54	22.90	18.04	19.54	16.97
Effective tax rate	36.27	38.18	35.03	39.30	49.42	36.31	37.00	35.57
Efficiency ratio	55.28	50.30	50.62	50.32	49.61	48.97	54.98	48.94
ASSET QUALITY RATIOS
Nonperforming assets to total loans and other real estate owned	1.74%	1.83%	1.61%	1.82%	1.76%	2.20%	1.24%	1.53%
Nonperforming loans to total loans	1.64	1.72	1.49	1.43	1.36	1.64	0.67	0.83
Net loan charge-offs to average total loans	0.71	0.28	0.38	0.39	0.55	0.70	0.42	0.86
Allowance for loan losses to total loans	1.52	1.56	1.48	1.39	1.37	1.29	1.23	1.17
Allowance for loan losses to nonperforming loans	92.97	90.52	99.67	97.80	100.96	78.42	183.10	141.91
CAPITAL RATIOS
Average total shareholders’ equity to average assets	8.84%	8.62%	8.31%	8.08%	8.02%	7.97%	6.85%	6.47%
Leverage ratio	10.91	10.84	10.58	10.37	10.24	10.24	10.20	8.75
Tier 1 capital to risk-weighted assets	12.25	12.53	12.54	12.62	12.95	12.80	12.67	11.03
Total capital to risk-weighted assets	13.50	13.80	13.80	13.87	14.21	14.06	13.92	13.89
SEGMENT LOANS
Oklahoma banking	$912,862	$889,453	$844,047	$846,045	$836,850	$855,858	$889,322	$877,435
Texas and Kansas banking	689,864	652,285	613,658	545,825	518,708	463,837	425,767	399,343

Subtotal	1,602,726	1,541,738	1,457,705	1,391,870	1,355,558	1,319,695	1,315,089	1,276,778
Secondary market	188,464	257,689	318,477	383,164	380,346	380,970	382,191	396,820
Other operations	—	—	—	(53)	(24)	154	—	180

Total loans	$1,791,190	$1,799,427	$1,776,182	$1,774,981	$1,735,880	$1,700,819	$1,697,280	$1,673,778

SEGMENT NET INCOME
Oklahoma banking	$3,285	$3,086	$2,706	$2,865	$2,339	$2,365	$2,511	$1,604
Texas and Kansas banking	845	987	1,146	1,387	537	716	610	530

Subtotal	4,130	4,073	3,852	4,252	2,876	3,081	3,121	2,134
Secondary market	1,246	1,304	1,673	1,630	1,377	2,063	2,572	3,416
Other operations	1,077	1,262	1,101	397	339	663	(464)	(164)

Total net income	$6,453	$6,639	$6,626	$6,279	$4,592	$5,807	$5,229	$5,386

OFFICES AND EMPLOYEES
FTE Employees	429	430	409	390	381	371	365	367
ATM’s	125	302	296	297	291	292	291	292
Branches	15	15	13	13	13	13	13	13
Loan production offices	3	3	3	2	3	3	3	3
Assets per employee	$5,060	$5,018	$5,350	$5,502	$5,511	$5,680	$5,588	$5,435

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 7
UNAUDITED SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands except per share)

	As of and for the three months ending
	2006				2005
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$609,271	$615,495	$579,966	$573,842	$563,074	$543,937	$525,638	$527,137
One-to-four family residential	91,441	94,966	97,513	91,007	93,478	93,860	96,211	91,738
Real estate construction	453,750	383,751	366,247	302,698	299,344	277,722	274,822	244,491
Commercial	424,189	421,173	389,525	401,820	374,101	381,584	392,892	394,772
Installment and consumer:
Guaranteed student loans	181,458	252,664	312,888	378,372	377,110	375,178	383,585	390,492
Other	31,081	31,378	30,043	27,242	28,773	28,538	24,132	25,148

Total loans, including held for sale	1,791,190	1,799,427	1,776,182	1,774,981	1,735,880	1,700,819	1,697,280	1,673,778
Less allowance for loan losses	(27,293)	(28,064)	(26,341)	(24,760)	(23,812)	(21,920)	(20,841)	(19,660)

Total loans, net	$1,763,897	$1,771,363	$1,749,841	$1,750,221	$1,712,068	$1,678,899	$1,676,439	$1,654,118

By statement of condition category:
Loans held for sale:
Student loans	$181,458	$252,664	$312,888	$378,372	$377,110	$375,178	$383,585	$390,492
One-to-four family residential	4,654	2,506	2,583	1,718	3,236	3,521	4,784	3,782
Other	2,352	2,519	3,006	3,074	3,101	2,898	2,705	5,905

Total loans held for sale	188,464	257,689	318,477	383,164	383,447	381,597	391,074	400,179
Portfolio loans	1,602,726	1,541,738	1,457,705	1,391,817	1,352,433	1,319,222	1,306,206	1,273,599

Total loans before allowance	$1,791,190	$1,799,427	$1,776,182	$1,774,981	$1,735,880	$1,700,819	$1,697,280	$1,673,778

DEPOSIT COMPOSITION
Non-interest bearing demand	$254,415	$245,335	$235,649	$229,979	$224,555	$229,462	$221,067	$198,821
Interest-bearing demand	55,396	58,037	62,114	58,188	49,235	49,927	56,925	65,045
Money market accounts	371,912	358,812	383,772	389,688	402,709	410,789	385,516	365,835
Savings accounts	11,273	10,931	8,895	9,233	8,765	8,789	8,304	8,602
Time deposits of $100,000 or more	648,664	646,849	678,660	637,574	608,989	640,503	665,697	681,927
Other time deposits	423,951	420,600	395,684	374,550	363,567	345,435	328,969	308,704

Total deposits	$1,765,611	$1,740,564	$1,764,774	$1,699,212	$1,657,820	$1,684,905	$1,666,478	$1,628,934

NONPERFORMING ASSETS
Nonaccrual loans	$26,735	$23,913	$23,135	$23,555	$22,099	$23,141	$9,955	$12,737
90 days past due and accruing	2,622	7,090	3,293	1,763	1,486	4,812	1,427	1,117

Total nonperforming loans	29,357	31,003	26,428	25,318	23,585	27,953	11,382	13,854
Other real estate loans	1,873	1,878	2,143	7,124	7,130	9,610	9,761	11,902

Total nonperforming assets	$31,230	$32,881	$28,571	$32,442	$30,715	$37,563	$21,143	$25,756

ALLOWANCE ACTIVITY
Balance, beginning of period	$28,064	$26,341	$24,760	$23,812	$21,920	$20,841	$19,660	$18,991
Charge offs	3,643	1,630	1,844	1,808	2,665	3,277	2,220	3,858
Recoveries	305	347	109	80	209	214	415	218

Net charge offs	3,338	1,283	1,735	1,728	2,456	3,063	1,805	3,640
Provision for loan losses	2,567	3,006	3,316	2,676	4,348	4,142	2,986	4,309

Balance, end of period	$27,293	$28,064	$26,341	$24,760	$23,812	$21,920	$20,841	$19,660

REGULATORY CAPITAL DATA
Tier I capital	$241,399	$237,421	$231,721	$225,595	$218,587	$214,089	$209,085	$176,397
Total capital	266,097	261,521	254,894	248,014	239,759	235,037	229,745	222,289
Total risk adjusted assets	1,968,119	1,894,750	1,847,635	1,788,001	1,687,519	1,672,180	1,650,154	1,599,780
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	12,243,042
Less treasury shares	(417,535)	(433,308)	(484,774)	(524,867)	(636,125)	(693,364)	(715,056)	(49,915)

Outstanding shares	14,240,507	14,224,734	14,173,268	14,133,175	14,021,917	13,964,678	13,942,986	12,193,127

INTANGIBLE ASSET DATA
Goodwill	$1,213	$1,098	$194	$194	$194	$194	$194	$194
Core deposit intangible	1,595	1,659	—	—	—	—	—	—
Mortgage servicing rights	1,436	1,385	1,351	1,343	1,353	1,311	1,271	1,217
Nonmortgage servicing rights	38	25	48	53	54	63	67	72

Total intangible assets	$4,282	$4,167	$1,593	$1,590	$1,601	$1,568	$1,532	$1,483

Intangible amortization expense	$493	$331	$188	$93	$379	$284	$193	$86

Balance sheet amounts are as of period end unless otherwise noted.